Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Increased Second Quarter Sales and Earnings:

–	Net sales up 17.8%
–	Adjusted EBITDA up 11.1%
–	As reported EPS from continuing operations of $1.01 vs. $0.32
–	As adjusted EPS from continuing operations of $0.68 vs. $0.46

Princeton, New Jersey; July 30, 2008 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced a 17.8% increase in net sales and an 11.1% increase in Adjusted EBITDA for the second quarter of 2008, as compared to the same period last year.

Diluted earnings per share from continuing operations for the second quarter of 2008 were $1.01, including income of $0.33 related to after-tax net non-recurring and other special items primarily related to mark-to-market valuation gains on interest rate hedges.  Diluted earnings per share from continuing operations for the second quarter of 2007 were $0.32, including after-tax net non-recurring and other special charges of $0.14 primarily related to debt redemption costs.  Excluding net non-recurring and other special items, diluted earnings per share from continuing operations were $0.68 and $0.46 in the second quarter of 2008 and 2007, respectively.

Commenting on the results, Seifi Ghasemi, Chairman and Chief Executive Officer, said “Despite an economic environment that has created significant headwinds in some of our markets, Rockwood’s fundamental strategic strengths—a strong portfolio of market-leading global businesses, diversified exposure to end markets, our inorganic raw material base, geographic balance and continued focus on innovation and productivity—have enabled us to continue to grow our sales and earnings.”

The highlights of the second quarter and six months ended June 30, 2008 are as follows:

•                  Net sales were $945.5 million for the second quarter of 2008, up 17.8% compared to $802.7 million for the same period in the prior year.  Year-to-date net sales were $1,799.5 million in 2008, up 16.1% compared to $1,550.4 million for the same period in the prior year.

•                  Adjusted EBITDA was $178.3 million for the second quarter of 2008, up 11.1% compared to $160.5 million for the same period in the prior year.  Year-to-date Adjusted

EBITDA was $346.7 million in 2008, up 12.7% compared to $307.5 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA were up 8.4% and 1.2%, respectively, for the second quarter of 2008, and were up 7.0% and 2.8%, respectively, for the six months ended June 30, 2008.

•                  Net income from continuing operations for the second quarter of 2008 was $78.0 million, including income of $25.7 million related to after-tax net non-recurring and other special items.  Net income from continuing operations for the second quarter of 2007 was $24.2 million, including after-tax net non-recurring and other special charges of $11.1 million.

Net income from continuing operations for the six months ended June 30, 2008 was $105.7 million, including income of $9.0 million related to after-tax net non-recurring and other special items.  Net income from continuing operations for the six months ended June 30, 2007 was $49.2 million, including after-tax net non-recurring and other special charges of $13.7 million.

•                  Results from continuing operations in 2007 exclude the Electronics business and the Groupe Novasep segment that were sold in 2007.

Looking ahead, Mr. Ghasemi said, “At the end of last year, we stated our goals for 2008: to grow our top line by 8 percent or more while maintaining our margins above 19 percent.  We have posted two quarters of strong results so far this year, and expect to continue to benefit from our fundamental strategic strengths.  Therefore, despite the difficult economic environment, we continue to believe we can achieve our goals for the full year.”

Second quarter results by segment, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Higher selling prices and increased volumes helped drive a 23.8% increase in both net sales and Adjusted EBITDA.

•                  Our Fine Chemicals business benefited primarily from higher selling prices as well as increased volumes of lithium products.

•                  Our Surface Treatment business benefited from increased volumes, particularly in European automotive, aerospace and general industrial applications, higher selling prices and a bolt-on acquisition made in December 2007.

•                  In both businesses, improved results were partially offset by higher raw material costs.

•                  Performance Additives:  Net sales increased 17.8% primarily due to the acquisition of the global color pigments business of Elementis plc in August 2007.  Adjusted EBITDA declined 14.1% primarily as a result of lower volumes of construction-related products.

•                  Higher raw material costs, primarily for iron-oxide, cobalt and quaternary amine, also had a negative impact on Adjusted EBITDA.  These higher raw material costs were partially offset by increased selling prices.

•                  Titanium Dioxide Pigments:  An increase in net sales of 8.8% was due to the favorable impact of currency changes.  Adjusted EBITDA was down 26.7%.

•                  Lower volumes and selling prices for titanium dioxide products, primarily commodity grade, as well as higher energy costs, had an unfavorable effect on results.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 22.5% and 37.3%, respectively.

•                  Results were driven by increased volumes of medical products, as well as cutting tool applications.

•                  Productivity improvements also favorably impacted Adjusted EBITDA.

•                  Specialty Compounds:  Higher selling prices drove a 3.4% increase in net sales and a 6.3% increase in Adjusted EBITDA.

•                  Adjusted EBITDA was also favorably impacted due to lower operating costs relating to the closure of a U.K. facility in December 2007.

•                  Higher raw material costs, primarily for polyvinyl chloride resin, and lower volumes in wire and cable applications had a negative impact on Adjusted EBITDA.

•                  Other Items:

•                  Interest expense decreased $37.3 million in the second quarter of 2008 compared to the same period in the prior year.  The second quarter of 2008 and 2007 included gains of $34.0 million and $0.8 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedging instruments.  The remaining interest expense decrease of $4.1 million was primarily due to lower debt levels  related to the redemption of our  2011 Notes in May 2007 in the aggregate amount of $273.4 million.

•                  Loss on early extinguishment of debt.  In the second quarter of 2007, we paid a redemption premium of $14.5 million and wrote off $4.6 million of deferred financing costs associated with the redemption of the 2011 Notes.

•                  Income tax provision. The effective tax rate was 21.3% and 44.1% in the second quarter of 2008 and 2007, respectively, due to the impact of domestic income, primarily related to mark-to-market gains on interest rate swaps.  This domestic income is not tax effected at the federal level due to the reversal of valuation allowances previously recorded on U.S. net operating losses generated in prior periods.  Additionally, we experienced lower average statutory rates in Europe.

•                  Free cash flow was an inflow of $20.8 million for the six months ended June 30, 2008. This amount consists of net cash provided by operating activities of $123.7 million plus non-recurring items and other, net of $0.8 million and proceeds on the sale of property, plant and equipment of $1.1 million, less capital expenditures of $104.8 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,297.9 million as of June 30, 2008 compared to $2,231.3 million as of December 31, 2007.  The increase in net debt was due to the impact of currency changes.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the second quarter ended June 30, 2008, on Wednesday, July 30, 2008 at 11 a.m. Daylight Savings Time.  The dial-in number to access via conference call in the U.S. is (877) 209-0397 and the international dial-in number is (612) 332-0923.  No access code is needed for either call.  A replay of the conference call will be available through August 13, 2008 at (800) 475-6701 in the U.S., access code: 930532, and internationally at (320) 365-3844, access code: 930532.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow, net income/diluted earnings per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities, plus non-recurring items and other, net and  proceeds on the sale of property, plant and equipment (excludes sales of property, plant and equipment related to sales of businesses) less capital expenditures. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income from continuing operations excluding certain items nor diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income or diluted earnings per share.  Management believes that net income and diluted earnings per share from continuing operations excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2007 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales	$945.5	$802.7	$1,799.5	$1,550.4
Cost of products sold	656.0	542.1	1,235.1	1,045.7

Gross profit	289.5	260.6	564.4	504.7

Selling, general and administrative expenses	179.1	152.6	349.2	299.8
Restructuring charges, net	1.5	2.0	2.3	6.0
Loss (gain) on sale of assets and other	0.8	(0.4)	0.9	(5.2)

Operating income	108.1	106.4	212.0	204.1

Other income (expenses):
Interest expense (a)	(9.7)	(47.0)	(83.4)	(101.7)
Interest income	1.4	3.6	3.6	8.4
Loss on early extinguishment of debt	-	(19.1)	-	(19.1)
Refinancing expenses	-	-	-	(0.9)
Foreign exchange (loss) gain, net	(0.8)	3.4	14.3	3.5
Other, net	0.1	0.1	0.5	-
Other income (expenses), net	(9.0)	(59.0)	(65.0)	(109.8)

Income from continuing operations before taxes and minority interest	99.1	47.4	147.0	94.3
Income tax provision	21.1	20.9	40.7	41.7

Income from continuing operations before minority interest	78.0	26.5	106.3	52.6
Minority interest in continuing operations	-	(2.3)	(0.6)	(3.4)
Net income from continuing operations	78.0	24.2	105.7	49.2

Income from discontinued operations, net of tax	-	3.8	-	8.5
Gain on sale of discontinued operations, net of tax	-	-	-	115.7
Minority interest in discontinued operations	-	-	-	(0.1)

Net income	$78.0	$28.0	$105.7	$173.3

Basic earnings per share:
Earnings from continuing operations	$1.06	$0.33	$1.43	$0.67
Earnings from discontinued operations, net of tax	-	0.05	-	1.68
Basic earnings per share	$1.06	$0.38	$1.43	$2.35

Diluted earnings per share:
Earnings from continuing operations	$1.01	$0.32	$1.38	$0.65
Earnings from discontinued operations, net of tax	-	0.05	-	1.63
Diluted earnings per share	$1.01	$0.37	$1.38	$2.28

Weighted average number of basic shares outstanding	73,933	73,796	73,916	73,791

Weighted average number of diluted shares outstanding	77,019	76,371	76,870	76,150

(a) Interest expense includes:
Interest expense on debt	$(41.3)	$(45.5)	$(81.9)	$(95.0)
Mark-to-market gains (losses) on interest rate swaps	34.0	0.8	3.2	(2.0)
Deferred financing costs	(2.4)	(2.3)	(4.7)	(4.7)
Total	$(9.7)	$(47.0)	$(83.4)	$(101.7)

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$341.5	$350.1
Accounts receivable, net	594.9	483.7
Inventories	578.3	535.4
Deferred income taxes	19.3	22.6
Prepaid expenses and other current assets	58.7	70.7
Total current assets	1,592.7	1,462.5
Property, plant and equipment, net	1,594.6	1,512.8
Goodwill	1,826.6	1,767.0
Other intangible assets, net	693.2	676.8
Deferred debt issuance costs, net of accumulated amortization of $38.1 and $31.2, respectively	42.1	41.1
Deferred income taxes	15.9	15.5
Other assets	56.4	39.2
Total assets	$5,821.5	$5,514.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$277.4	$293.2
Income taxes payable	13.0	12.7
Accrued compensation	76.7	83.1
Restructuring liability	9.7	14.0
Accrued expenses and other current liabilities	180.1	165.8
Deferred income taxes	8.6	7.2
Long-term debt, current portion	105.5	107.4
Total current liabilities	671.0	683.4
Long-term debt	2,533.9	2,474.0
Pension and related liabilities	353.6	327.5
Deferred income taxes	126.0	112.5
Other liabilities	191.8	168.8
Total liabilities	3,876.3	3,766.2
Minority interest	173.0	175.3
Performance restricted stock units	3.9	1.8

Stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,090 shares issued and 73,996 shares outstanding at June 30, 2008; 400,000 shares authorized, 73,989 shares issued and 73,895 shares outstanding at December 31, 2007)	0.7	0.7
Paid-in capital	1,159.6	1,156.2
Accumulated other comprehensive income	458.6	371.0
Retained earnings	150.8	45.1
Treasury stock, at cost	(1.4)	(1.4)
Total stockholders’ equity	1,768.3	1,571.6
Total liabilities and stockholders’ equity	$5,821.5	$5,514.9

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Six months ended
	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 105.7	$173.3
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	-	(8.5)
Gain on sale of discontinued operations, net of tax	-	(115.7)
Minority interest in discontinued operations	-	0.1
Depreciation and amortization	125.6	100.5
Deferred financing costs amortization	4.7	4.7
Loss on early extinguishment of debt (including $4.6 of non-cash write-offs on
deferred financing costs)	-	19.1
Foreign exchange gain	(14.3)	(3.5)
Fair value adjustment of derivatives	(3.2)	2.0
Bad debt provision	1.0	0.9
Stock-based compensation	4.1	0.7
Deferred income taxes	16.7	20.0
Loss (gain) on sale of assets and other	0.4	(5.2)
Minority interest in continuing operations	0.6	3.4
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(87.4)	(58.1)
Inventories, including inventory write-up reversal	(17.2)	7.3
Prepaid expenses and other assets	7.9	(6.8)
Accounts payable	(11.7)	(13.1)
Income taxes payable	0.2	0.6
Accrued expenses and other liabilities	(9.4)	14.6
Net cash provided by operating activities of continuing operations	123.7	136.3
Net cash provided by operating activities of discontinued operations	-	12.0
Net cash provided by operating activities	123.7	148.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees paid, net of cash acquired	(11.4)	(33.4)
Post closing purchase price consideration	29.1	–
Capital expenditures, excluding capital leases	(104.8)	(90.7)
Proceeds from formation of Viance joint venture, net	-	76.6
Proceeds on sale of assets	2.9	10.0
Net cash used in investing activities of continuing operations	(84.2)	(37.5)
Net cash (used in) provided by investing activities of discontinued operations, including sale proceeds of $421.4 for the six months ended June 30, 2007	(4.3)	418.3
Net cash (used in) provided by investing activities	(88.5)	380.8
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	1.4	0.2
Repayment of 2011 Notes	-	(273.4)
Repayment of senior secured credit facilities	(33.5)	(27.9)
Repayment of senior secured credit facilities revolver	-	(37.0)
Payments on other long-term debt	(5.6)	(4.1)
Financing costs	(3.0)	–
Payments related to early extinguishment of debt	-	(14.5)
Distribution to minority shareholder	(2.9)	–
Net cash used in financing activities of continuing operations	(43.6)	(356.7)
Net cash used in financing activities of discontinued operations	-	–
Net cash used in financing activities	(43.6)	(356.7)
Effect of exchange rate changes on cash	(0.2)	(5.0)
Net (decrease) increase in cash and cash equivalents	(8.6)	167.4
Less increase in cash and cash equivalents from discontinued operations, net (a)	-	(1.6)
(Decrease) increase in cash and cash equivalents from continuing operations	(8.6)	165.8
Cash and cash equivalents of continuing operations, beginning of period	350.1	27.7
Cash and cash equivalents of continuing operations, end of period	$ 341.5	$193.5

(a) - Excludes $4.3 of sale related cash outflows, net for the six months ended June 30, 2008. Excludes sale  proceeds of $421.4 and intercompany transfers of $7.3 for the six months ended June 30, 2007.

Supplemental disclosures of cash flow information:
Interest paid, net	$ 80.7	$91.1
Income taxes paid, net of refunds	$ 23.7	$20.3
Non-cash investing activities:
Acquisition of capital equipment	$ 8.4	$9.1

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales

	Three Months Ended
	June 30,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$335.5	$270.9	23.8%
Performance Additives	254.7	216.2	17.8%
Titanium Dioxide Pigments	134.2	123.3	8.8%
Advanced Ceramics	145.3	118.6	22.5%
Specialty Compounds	73.2	70.8	3.4%
Corporate and other	2.6	2.9	-10.3%
Total	$945.5	$802.7	17.8%

	Adjusted EBITDA

	Three Months Ended
	June 30,
	2008	2007	% Change
($ in millions)
Specialty Chemicals	$82.1	$66.3	23.8%
Performance Additives	39.1	45.5	-14.1%
Titanium Dioxide Pigments	15.4	21.0	-26.7%
Advanced Ceramics	44.9	32.7	37.3%
Specialty Compounds	10.1	9.5	6.3%
Corporate and other	(13.3)	(14.5)	8.3%
Total Adjusted EBITDA	$178.3	$160.5	11.1%

Note: Net sales and Adjusted EBITDA do not include results of the Electronics business that was sold in 2007.  The results of this business have been accounted for as a discontinued operation for the second quarter of 2007 in the Condensed Consolidated Financial Statements.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales

	Six Months Ended
	June 30,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$647.2	$538.8	20.1%
Performance Additives	466.3	401.0	16.3%
Titanium Dioxide Pigments	260.0	239.4	8.6%
Advanced Ceramics	278.5	224.1	24.3%
Specialty Compounds	142.2	140.4	1.3%
Corporate and other	5.3	6.7	-20.9%
Total	$1,799.5	$1,550.4	16.1%

	Adjusted EBITDA

	Six Months Ended
	June 30,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$162.6	$134.6	20.8%
Performance Additives	70.3	78.1	-10.0%
Titanium Dioxide Pigments	39.3	43.4	-9.4%
Advanced Ceramics	83.4	61.5	35.6%
Specialty Compounds	18.8	17.6	6.8%
Corporate and other	(27.7)	(27.7)	-
Total Adjusted EBITDA	$346.7	$307.5	12.7%

Note: Net sales and Adjusted EBITDA do not include results of the Electronics business and the Groupe Novasep segment that were sold in 2007.  The results of these businesses have been accounted for as discontinued operations for the first six months of 2007 in the Condensed Consolidated Financial Statements.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Net Sales:
Specialty Chemicals	$335.5	$270.9	$64.6	23.8%
Performance Additives	254.7	216.2	38.5	17.8
Titanium Dioxide Pigments	134.2	123.3	10.9	8.8
Advanced Ceramics	145.3	118.6	26.7	22.5
Specialty Compounds	73.2	70.8	2.4	3.4
Corporate and other	2.6	2.9	(0.3)	(10.3)
Total	$945.5	$802.7	$142.8	17.8%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$31.3	$33.3	12.3%
Performance Additives	5.5	33.0	15.3
Titanium Dioxide Pigments	18.5	(7.6)	(6.2)
Advanced Ceramics	18.6	8.1	6.8
Specialty Compounds	0.9	1.5	2.1
Corporate and other	0.4	(0.7)	(24.1)
Total	$75.2	$67.6	8.4%

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$82.1	$66.3	$15.8	23.8%
Performance Additives	39.1	45.5	(6.4)	(14.1)
Titanium Dioxide Pigments	15.4	21.0	(5.6)	(26.7)
Advanced Ceramics	44.9	32.7	12.2	37.3
Specialty Compounds	10.1	9.5	0.6	6.3
Corporate and other	(13.3)	(14.5)	1.2	8.3
Total Adjusted EBITDA	$178.3	$160.5	$17.8	11.1%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$6.4	$9.4	14.2%
Performance Additives	1.2	(7.6)	(16.7)
Titanium Dioxide Pigments	2.1	(7.7)	(36.7)
Advanced Ceramics	6.4	5.8	17.7
Specialty Compounds	0.2	0.4	4.2
Corporate and other	(0.4)	1.6	11.0
Total Adjusted EBITDA	$15.9	$1.9	1.2%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Net Sales:
Specialty Chemicals	$647.2	$538.8	$108.4	20.1%
Performance Additives	466.3	401.0	65.3	16.3
Titanium Dioxide Pigments	260.0	239.4	20.6	8.6
Advanced Ceramics	278.5	224.1	54.4	24.3
Specialty Compounds	142.2	140.4	1.8	1.3
Corporate and other	5.3	6.7	(1.4)	(20.9)
Total	$1,799.5	$1,550.4	$249.1	16.1%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$59.0	$49.4	9.2%
Performance Additives	10.2	55.1	13.7
Titanium Dioxide Pigments	34.3	(13.7)	(5.7)
Advanced Ceramics	34.2	20.2	9.0
Specialty Compounds	2.3	(0.5)	(0.4)
Corporate and other	0.7	(2.1)	(31.3)
Total	$140.7	$108.4	7.0%

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$162.6	$134.6	$28.0	20.8%
Performance Additives	70.3	78.1	(7.8)	(10.0)
Titanium Dioxide Pigments	39.3	43.4	(4.1)	(9.4)
Advanced Ceramics	83.4	61.5	21.9	35.6
Specialty Compounds	18.8	17.6	1.2	6.8
Corporate and other	(27.7)	(27.7)	—	—
Total Adjusted EBITDA	$346.7	$307.5	$39.2	12.7%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$12.4	$15.6	11.6%
Performance Additives	2.0	(9.8)	(12.5)
Titanium Dioxide Pigments	5.1	(9.2)	(21.2)
Advanced Ceramics	11.3	10.6	17.2
Specialty Compounds	0.4	0.8	4.5
Corporate and other	(0.7)	0.7	2.5
Total Adjusted EBITDA	$30.5	$8.7	2.8%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2008

Income (loss) from continuing operations before taxes and minority interest	$51.5	$11.6	$(7.8)	$24.1
Interest expense	13.6	8.1	9.0	9.2
Interest income	(1.2)	0.1	-	(0.1)
Depreciation and amortization	17.1	16.7	13.4	11.9
Restructuring charges, net	0.2	1.0	-	0.3
Systems/organization establishment expenses	0.5	1.5	-	0.1
Cancelled acquisition and disposal costs	-	-	-	-
Inventory write-up reversal	0.1	-	-	-
Loss on sale of assets and other	-	-	0.8	-
Foreign exchange loss (gain), net	0.3	(0.2)	-	(0.6)
Other	-	0.3	-	-
Total Adjusted EBITDA	$82.1	$39.1	$15.4	$44.9

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended June 30, 2008

Income (loss) from continuing operations before taxes and minority interest	$4.7	$15.0	$99.1
Interest expense	2.3	(32.5)	9.7
Interest income	(0.1)	(0.1)	(1.4)
Depreciation and amortization	2.8	1.9	63.8
Restructuring charges, net	-	-	1.5
Systems/organization establishment expenses	0.1	-	2.2
Cancelled acquisition and disposal costs	0.3	0.4	0.7
Inventory write-up reversal	-	-	0.1
Loss on sale of assets and other	-	-	0.8
Foreign exchange loss (gain), net	-	1.3	0.8
Other	-	0.7	1.0
Total Adjusted EBITDA	$10.1	$(13.3)	$178.3

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$43.9	$27.8	$1.9	$13.1
Interest expense	9.6	2.9	8.0	8.7
Interest income	(0.9)	(0.3)	(0.1)	(0.2)
Depreciation and amortization	13.6	12.9	10.5	10.1
Restructuring charges, net	0.3	0.3	-	0.6
Systems/organization establishment expenses	(0.4)	-	-	0.4
Cancelled acquisition and disposal costs	0.1	-	0.7	-
Inventory write-up reversal	-	-	-	0.1
Loss on early extinguishment of debt	-	1.9	-	-
Gain on sale of assets and other	-	-	-	-
Foreign exchange loss (gain), net	0.1	(0.1)	-	(0.1)
Other	-	0.1	-	-
Total Adjusted EBITDA	$66.3	$45.5	$21.0	$32.7

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$3.0	$(42.3)	$47.4
Interest expense	2.3	15.5	47.0
Interest income	-	(2.1)	(3.6)
Depreciation and amortization	2.8	1.3	51.2
Restructuring charges, net	-	0.8	2.0
Systems/organization establishment expenses	0.3	-	0.3
Cancelled acquisition and disposal costs	-	(0.1)	0.7
Inventory write-up reversal	-	-	0.1
Loss on early extinguishment of debt	1.1	16.1	19.1
Gain on sale of assets and other	-	(0.4)	(0.4)
Foreign exchange loss (gain), net	-	(3.3)	(3.4)
Other	-	-	0.1
Total Adjusted EBITDA	$9.5	$(14.5)	$160.5

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2008

Income (loss) from continuing operations before taxes and minority interest	$104.2	$16.8	$(5.7)	$42.2
Interest expense	26.4	16.2	17.9	17.9
Interest income	(1.9)	0.1	-	(0.2)
Depreciation and amortization	33.2	33.2	26.3	23.8
Restructuring charges, net	0.2	1.6	-	0.5
Systems/organization establishment expenses	0.8	2.2	-	0.2
Cancelled acquisition and disposal costs	-	-	-	-
Inventory write-up reversal	0.5	-	-	-
Loss on sale of assets and other	-	-	0.8	0.1
Foreign exchange gain, net	(0.3)	(0.2)	-	(1.1)
Other	(0.5)	0.4	-	-
Total Adjusted EBITDA	$162.6	$70.3	$39.3	$83.4

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Six months ended June 30, 2008

Income (loss) from continuing operations before taxes and minority interest	$8.3	$(18.8)	$147.0
Interest expense	4.6	0.4	83.4
Interest income	(0.3)	(1.3)	(3.6)
Depreciation and amortization	5.7	3.4	125.6
Restructuring charges, net	-	-	2.3
Systems/organization establishment expenses	0.2	-	3.4
Cancelled acquisition and disposal costs	0.3	0.4	0.7
Inventory write-up reversal	-	-	0.5
Loss on sale of assets and other	-	-	0.9
Foreign exchange gain, net	-	(12.7)	(14.3)
Other	-	0.9	0.8
Total Adjusted EBITDA	$18.8	$(27.7)	$346.7

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$90.7	$43.8	$6.1	$23.9
Interest expense	19.0	6.2	15.9	16.6
Interest income	(1.7)	(0.5)	(0.1)	-
Depreciation and amortization	26.4	25.5	20.8	19.7
Restructuring charges, net	0.5	0.3	-	0.7
Systems/organization establishment expenses	(0.4)	0.5	-	0.6
Cancelled acquisition and disposal costs	0.1	-	0.7	-
Inventory write-up reversal	-	-	-	0.1
Loss on early extinguishment of debt	-	1.9	-	-
Refinancing expenses	-	-	-	-
Loss (gain) on sale of assets and other	-	0.1	-	-
Foreign exchange loss (gain), net	0.3	-	-	(0.1)
Other	(0.3)	0.3	-	-
Total Adjusted EBITDA	$134.6	$78.1	$43.4	$61.5

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Six months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$6.0	$(76.2)	$94.3
Interest expense	4.7	39.3	101.7
Interest income	(0.2)	(5.9)	(8.4)
Depreciation and amortization	5.5	2.6	100.5
Restructuring charges, net	-	4.5	6.0
Systems/organization establishment expenses	0.5	-	1.2
Cancelled acquisition and disposal costs	-	-	0.8
Inventory write-up reversal	-	-	0.1
Loss on early extinguishment of debt	1.1	16.1	19.1
Refinancing expenses	-	0.9	0.9
Loss (gain) on sale of assets and other	-	(5.3)	(5.2)
Foreign exchange loss (gain), net	-	(3.7)	(3.5)
Other	-	-	-
Total Adjusted EBITDA	$17.6	$(27.7)	$307.5

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income to Adjusted EBITDA

($ in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$78.0	$28.0	$105.7	$173.3
Income from discontinued operations, net of tax	-	(3.8)	-	(8.5)
Gain on sale of discontinued operations, net of tax	-	-	-	(115.7)
Minority interest in discontinued operations	-	-	-	0.1
Net income from continuing operations	78.0	24.2	105.7	49.2
Income tax provision	21.1	20.9	40.7	41.7
Minority interest in continuing operations	-	2.3	0.6	3.4
Income from continuing operations before taxes and minority interest	99.1	47.4	147.0	94.3
Interest expense	9.7	47.0	83.4	101.7
Interest income	(1.4)	(3.6)	(3.6)	(8.4)
Depreciation and amortization	63.8	51.2	125.6	100.5
Restructuring charges, net	1.5	2.0	2.3	6.0
Systems/organization establishment expenses	2.2	0.3	3.4	1.2
Cancelled acquisition and disposal costs	0.7	0.7	0.7	0.8
Inventory write-up reversal	0.1	0.1	0.5	0.1
Loss on early extinguishment of debt	-	19.1	-	19.1
Refinancing expenses	-	-	-	0.9
Loss (gain) on sale of assets and other	0.8	(0.4)	0.9	(5.2)
Foreign exchange loss (gain), net	0.8	(3.4)	(14.3)	(3.5)
Other	1.0	0.1	0.8	-
Total Adjusted EBITDA	$178.3	$160.5	$346.7	$307.5

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS from Continuing Operations as Reported to Net Income/Diluted EPS from Continuing Operations as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
	from	from	from	from
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations
As reported	$78.0	$1.01	$24.2	$0.32

Adjustments to expenses from continuing operations:
Foreign exchange losses on financing activities	3.1	0.04	-	-
Systems organization/establishment expenses	1.9	0.02	0.2	-
Restructuring charges	1.1	0.02	1.3	0.01
Losses on asset sales and other	0.6	0.01	-	-
Loss on early extinguishment of debt	-	-	12.2	0.16
Cancelled acquisition and disposal costs	-	-	0.4	0.01
Other	1.7	0.02	0.2	-
Subtotal	8.4	0.11	14.3	0.18

Adjustments to income from continuing operations:
Mark-to-market swap gain	(34.1)	(0.44)	(0.5)	(0.01)
Foreign exchange gains on financing activities	-	-	(2.4)	(0.03)
Gains on asset sales and other	-	-	(0.3)	-
Subtotal	(34.1)	(0.44)	(3.2)	(0.04)

Total adjustments from continuing operations	(25.7)	(0.33)	11.1	0.14

As adjusted	$52.3	$0.68	$35.3	$0.46

Weighted average number of diluted shares outstanding		77,019		76,371

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS from Continuing Operations as Reported to Net Income/Diluted EPS from Continuing Operations as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
	from	from	from	from
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations
As reported	$105.7	$1.38	$49.2	$0.65

Adjustments to expenses from continuing operations:
Systems organization/establishment expenses	2.9	0.04	0.8	0.01
Restructuring charges	1.8	0.02	4.1	0.05
Losses on asset sales and other	0.7	0.01	-	-
Inventory write-up reversal	0.4	-	0.1	-
Loss on early extinguishment of debt	-	-	12.2	0.16
Mark-to-market swap loss	-	-	1.2	0.01
Cancelled acquisition and disposal costs	-	-	0.5	0.01
Refinancing expenses	-	-	0.5	0.01
Other	1.5	0.02	-	-
Subtotal	7.3	0.09	19.4	0.25

Adjustments to income from continuing operations:
Foreign exchange gains on financing activities	(12.3)	(0.16)	(2.3)	(0.03)
Mark-to-market swap gain	(4.0)	(0.05)	-	-
Gains on asset sales and other	-	-	(3.4)	(0.04)
Subtotal	(16.3)	(0.21)	(5.7)	(0.07)

Total adjustments from continuing operations	(9.0)	(0.12)	13.7	0.18

As adjusted	$96.7	$1.26	$62.9	$0.83

Weighted average number of diluted shares outstanding		76,870		76,150